Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, et al.,[1] Debtors.	Chapter 11 Case No. 23-11974 (KBO) (Jointly Administered) Re: D.I. 15, 16, 136, 148, 168, 193

NOTICE OF (I) ENTRY OF FINDINGS OF FACT, CONCLUSIONS OF LAW,

AND ORDER APPROVING THE ADEQUACY OF THE DEBTORS’ DISCLOSURE

STATEMENT FOR, AND CONFIRMING, THE DEBTORS’ MODIFIED JOINT

PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF PENNSYLVANIA

REAL ESTATE INVESTMENT TRUST AND ITS DEBTOR-AFFILIATES AND (II)

OCCURRENCE OF EFFECTIVE DATE

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Petition Date. On December 10, 2023 (the “Petition Date”), each of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”).

2. Confirmation of the Plan. On January 23, 2024, the Court entered an order [D.I. 193] (the “Confirmation Order”), approving the Disclosure Statement Relating to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 16] (the “Disclosure Statement”) and confirming the Modified Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 168] (the “Plan”).2

3. Effective Date. On April 1, 2024 (the “Effective Date”), each of the conditions precedent to consummation of the Plan enumerated in Article IX.A of the Plan were satisfied or waived in accordance with the Plan and the Confirmation Order, and the Effective Date of the Plan occurred.

4. Proofs of Claim. Under the Plan, upon the Effective Date and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Proofs of Claim filed after the Effective Date, shall be deemed expunged, without further notice to, action, order or approval of the Court. Any Proof of Claim Filed with respect to an Executory Contract or Unexpired Lease that is assumed shall be deemed expunged, without further notice to, action, order or approval of the Court.

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A list of the Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, may be obtained on the website of the Debtors’ claims and noticing agent at https://cases.ra.kroll.com/PREIT2023. The corporate headquarters and the mailing address for the Debtors is 2005 Market Street, Suite 1000, Philadelphia, PA 19103.

[2]	Capitalized terms used but not defined herein have the meanings given to them in the Plan.

5. Deadline to File Professional Fee Claims. In accordance with Article II.C of the Plan, all requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be filed no later than May 16, 2024 (the “Professional Fee Claim Bar Date”), or 45 days after the Effective Date. All requests for payment of Professional Fee Claims must be (i) made in writing, (ii) filed with the Clerk of the Court, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801 and (iii) served upon the following parties so as to be received no later than the Professional Fee Claim Bar Date: (a) counsel for the Debtors, DLA Piper LLP (US), 1201 N. Market Street, Suite 2100, Wilmington, Delaware 19801-1147 (Attn.: R. Craig Martin at craig.martin@us.dlapiper.com and Aaron S. Applebaum at aaron.applebaum@us.dlapiper.com) and 444 West Lake Street, Suite 900, Chicago, Illinois 60606 (Attn.: Richard A. Chesley at richard.chesley@us.dlapiper.com and Oksana Koltko Rosaluk at oksana.koltkorosaluk@us.dlapiper.com); (b) the Office of the United States Trustee, J. Caleb Boggs Federal Building, 844 King St., Lockbox 35, Wilmington, DE 19801 (Attn.: Joseph F. Cudia at joseph.cudia@usdoj.gov); (c) counsel to the Ad Hoc Group of Lenders, (x) Paul Hastings, 200 Park Avenue, New York, New York 10166 (Attn.: Kristopher M. Hansen at krishansen@paulhastings.com, Jonathan Canfield at joncanfield@paulhastings.com, and Daniel Ginsberg at danielginsberg@paulhastings.com) and (y) Young Conaway Stargatt & Taylor, LLP, 1000 North King Street, Wilmington, Delaware 19801 (Attn.: Matthew B. Lunn at mlunn@ycst.com and Robert F. Poppiti, Jr. at rpoppiti@ycst.com); and (d) counsel to the DIP Agent, Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 (Attn.: Andrew Goldman at andrew.goldman@wilmerhale.com).

6. Release, Discharge, Exculpation, and Injunction Provisions. The Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan. The Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

7. Copies of Pleadings. Copies of the Plan, the Disclosure Statement, and the Confirmation Order, all pleadings, notices, and other documents filed in the Debtors’ Chapter 11 Cases are publicly available at the Court’s website at https://www.deb.uscourts.gov (note that a PACER password is needed to access documents on the Court’s website) or by accessing the website maintained by Kroll Restructuring Administration LLC, the Debtors’ noticing agent, available at: https://cases.ra.kroll.com/PREIT2023 (which is free of charge) or by contacting counsel for the Debtors using the contact information below.

[Remainder of Page Intentionally Left Blank]

Dated: April 1, 2024	Respectfully submitted,
Wilmington, Delaware
DLA PIPER LLP (US)

	By:	/s/ Aaron S. Applebaum

R. Craig Martin (DE 5032)

Aaron S. Applebaum (DE 5587)

1201 N. Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

Email:  craig.martin@us.dlapiper.com

aaron.applebaum@us.dlapiper.com

-and-

Richard A. Chesley (admitted pro hac vice)

Oksana Koltko Rosaluk (admitted pro hac vice)

444 West Lake Street, Suite 900

Chicago, Illinois 60606

Telephone: (312) 368-4000

Facsimile: (312) 236-7516

Email:  richard.chesley@us.dlapiper.com

oksana.koltkorosaluk@us.dlapiper.com

Counsel for the Debtors and Debtors in Possession

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